UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(AMENDMENT NO. 2)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):    July 11, 2008

JONES LANG LASALLE INCORPORATED
 (Exact name of registrant as specified in its charter)

Maryland
 (State or other jurisdiction of incorporation)

001-13145
 (Commission File Number)

36-4150422
 (IRS Employer Identification No.)

200 East Randolph Drive, Chicago, IL	60601
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (312) 782-5800

Not Applicable
 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INTRODUCTORY NOTE

This amendment No. 2 (the “Amendment”) hereby amends the Current Report on Form 8-K/A (Amendment No. 1) of Jones Lang LaSalle Incorporated, a Maryland corporation (the “Company”), filed with the Securities and Exchange Commission (the “SEC”) on July 17, 2008 (the “Report”), and the Current Report on Form 8-K (the "Initial Report") of the Company on July 16, 2008 to report that on July 11, 2008, the Company completed the acquisition of Staubach Holdings, Inc., a Texas corporation ("Staubach"), pursuant to the Agreement and Plan of Merger, dated as of June 16, 2008, by and among the Company, Jones Lang LaSalle Tenant Representation, Inc., a Texas corporation and an indirect, wholly-owned subsidiary of the Company ("Merger Sub") and Staubach (the "Merger Agreement"). This Amendment includes the information required by Item 9.01 of Form 8-K relating to the acquisition of Staubach. The information previously reported in the Report is incorporated by reference into this Amendment.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial statements of businesses acquired.

Consolidated audited financial statements required by Item 9.01(a) of Form 8-K for Staubach as of March 31, 2008 and for the nine months ended March 31, 2008 are filed as Exhibit 99.1 to this Amendment.

(b) Pro forma financial information.

The pro forma financial information required by Item 9.01(b) as of and for the three months ended March 31, 2008 and for the year ended December 31, 2007 is filed as Exhibit 99.2 to this Amendment.

(d) Exhibits.

Exhibit Number	Description

2.1
Agreement and Plan of Merger, dated June 16, 2008, by and among Jones Lang LaSalle Incorporated, Jones Lang LaSalle Tenant Representation, Inc. and Staubach Holdings, Inc. (incorporated by reference to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on June 20, 2008)

23.1	Consent of Independent Auditors

99.1	Consolidated audited financial statements of Staubach Holdings, Inc. as of and for the nine months ended March 31, 2008

99.2	Unaudited pro forma combined financial information for Jones Lang LaSalle Incorporated as of and for the three months ended March 31, 2008 and for the year ended December 31, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 15, 2008	JONES LANG LASALLE INCORPORATED

	By:	/s/ Lauralee E. Martin
Name: Lauralee E. Martin
Title: Chief Operating and Financial Officer